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                                                                     EXHIBIT 5.1


[Gardere Wynne Sewell LLP letterhead]


December 13, 2002


The Dwyer Group, Inc.
1010 N. University Parks Drive
Waco, Texas  76707

Gentlemen:

We have acted as counsel to The Dwyer Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of 937,500 shares of the Company's Common Stock, $0.10 par value ("Common Stock"), authorized for issuance under The Dwyer Group, Inc. 1997 Stock Option Plan (the "Plan").

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission ("SEC") on December 13, 2002 for the registration under the Securities Act of 937,500 shares of Common Stock covered by the Plan.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon the foregoing, we are of the opinion that the 937,500 shares of Common Stock which from time to time may be issued under the Plan in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at option exercise prices in excess of the par value of the Common Stock, in accordance with the provisions of the Plan and related agreements entered into by the Company, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC thereunder.

Very truly yours,

GARDERE WYNNE SEWELL LLP


By: /s/ Randall G. Ray
   -----------------------------------------------------------
     Randall G. Ray, Partner